Exhibit 3.7

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:44 PM 04/22/2008
FILED 01:36 PM 04/22/2008
SRV 080457681 – 4537167 FILE
CERTIFICATE OF FORMATION
OF
ZAYO BANDWIDTH, LLC
To the Secretary of State
of the State of Delaware:
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”) hereby certifies that:
ARTICLE I
NAME
The name of the limited liability company is Zayo Bandwidth, LLC (the “Company”).
ARTICLE II
INITIAL REGISTERED OFFICE AND REGISTERED AGENT
     The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.
     In Witness Whereof, the undersigned authorized agent of the Company has executed this Certificate of Formation as of the 22nd day of April, 2008.

By:	/s/ Christopher I. Humber
Name:	Christopher I. Humber
Title:	Authorized Agent

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:25 PM 03/01/2010
FILED 06:17 PM 03/01/2010
SRV 100233343 – 4537167 FILE
CERTIFICATE OF MERGER
OF
CERTAIN FOREIGN AND DOMESTIC BUSINESS ENTITIES
INTO
ZAYO BANDWIDTH, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
PURSUANT TO SECTION 18-209 OF THE
DELAWARE LIMITED LIABILITY COMPANY ACT
     It is hereby certified that:
     1. The name and jurisdiction of formation or organization of each of the domestic limited liability companies and other business entities which shall be merged with and into Zayo Bandwidth, LLC, a Delaware limited liability company (the “Company”) are:

Jurisdiction of Formation or
Name	Entity Form	Organization
Fiberlink LLC	Limited liability company	Washington
Zayo Bandwidth Indiana, LLC	Limited liability company	New York
Zayo Bandwidth Tri-State, LLC	Limited liability company	Delaware
Zayo Bandwidth Northwest, Inc.	Corporation	Washington
Zayo Bandwidth Midwest, LLC	Limited liability company	Delaware
Zayo Bandwidth Tri-State II, LLC	Limited liability company	Delaware
The domestic limited liability companies and other business entities named in the above table are collectively referred to herein as the “Merging Entities” and each as a “Merging Entity.”
     2. An Agreement and Plan of Merger has been adopted, approved and executed by the Company and each Merging Entity (the “Agreement and Plan of Merger”).
     3. The name of the surviving domestic limited liability company is Zayo Bandwidth, LLC.
     4. The Agreement and Plan of Merger is on file at the place of business of the Company at 901 Front Street, Suite 200, Louisville, CO 80027.
     5. A copy of the Agreement and Plan of Merger will be furnished by the Company on request and without cost to any member of or other person holding an interest in any Merging Entity.

Executed as of this 28th day of February, 2010. Zayo Bandwidth, LLC
By:	/s/ Scott E. Beer
Name:	Scott E. Beer
Title:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:07 PM 05/20/2010
FILED 01:03 PM 05/20/2010
SRV 100541323 – 4537167 FILE
CERTIFICATE OF MERGER
OF
ZAYO BANDWIDTH NORTHEAST, LLC AND ZAYO BANDWIDTH CENTRAL, LLC
(DELAWARE LIMITED LIABILITY COMPANIES)
WITH AND INTO
ZAYO BANDWIDTH, LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
PURSUANT TO SECTION 18-209 OF THE
DELAWARE LIMITED LIABILITY COMPANY ACT
     It is hereby certified that:
     1. The name of each of the domestic limited liability companies which shall be merged with and into Zayo Bandwidth, LLC, a Delaware limited liability company (the “Company”) are Zayo Bandwidth Central, LLC, a Delaware limited liability Company (“Central”) and Zayo Bandwidth Northeast, LLC, a Delaware limited liability company (“Northeast” and, collectively with Central, the “Merging Entities” and each a “Merging Entity”).
     2. An Agreement and Plan of Merger has been adopted, approved and executed by the Company and each Merging Entity (the “Agreement and Plan of Merger”).
     3. The name of the surviving domestic limited liability company is Zayo Bandwidth, LLC.
     4. The Agreement and Plan of Merger is on file at the place of business of the Company at 400 Centennial Parkway, Suite 200, Louisville, CO 80027.
     5. A copy of the Agreement and Plan of Merger will be furnished by the Company on request and without cost to any member of or other person holding an interest in any Merging Entity.

Executed as of this 20 day of May, 2010. Zayo Bandwidth, LLC
By:	/s/ Scott E. Beer
Name:	Scott E. Beer
Title:	General Counsel & Secretary